UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2020

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On September 3, 2020, the Board appointed two new members to the Company’s Board of Directors. The identities of the two new directors, and the class of director into which each has been assigned, are set forth below:

Director	Class	Expiration of Initial Term of Director
Daniel Fine	Class II	2020
David S. Gruber	Class II	2020

In addition, Mr. Fine was appointed to the Board of Director’s Compensation Committee and Special Committee, and Mr. Gruber was appointed to the Audit Committee and Special Committee.

Mr. Gruber is the owner of MetroAmerican Developers, LLC, a private commercial real estate investor specializing in the development and acquisition of office and industrial properties in Dallas and San Diego. Prior to forming MetroAmerican Developers, Mr. Gruber was president and CEO of MEPC American Properties, the U.S. subsidiary of London-based MEPC plc, one of the world’s largest real estate companies.

Mr. Fine is currently Managing Director of Airetel Staffing, Inc., a direct and contingent staffing company focused on engineering and IT staffing. Mr. Fine previously served as a Director and Executive Vice President of two-family offices with a focus on real estate, oil and gas, and private equity investing and has served as Vice President of Sales for the Texas Rangers Baseball Club and Senior Vice President of the Dallas Stars Hockey Club. Mr. Fine also has extensive experience in the telecom industry, working for American Telco and Fairpoint Communications (FRPT).

Messrs. Fine and Gruber will receive compensation for their Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 22, 2019.

In connection with their appointment to the Board, the Company expects to enter into the Company’s standard form indemnification agreement for directors and executive officers with Messrs. Fine and Gruber, the form of which was incorporated by reference as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

There are no arrangements or understandings between either of Messrs. Fine and Gruber and any other person pursuant to which either was appointed as a director, and there are no reportable transactions under Item 404(a) of Regulation S-K with respect to Messrs. Fine or and Gruber.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: September 10, 2020	By:	/s/ Timothy Evans
	Name:	Timothy Evans
	Title:	Chief Financial Officer